===============================================================================
                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                          \    \  OMB Number:      3235-0059  \
 DELETE IF NOT REQUIRED  -------------------   \  Expires:  January 31, 2002  \
                                          /    \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    Washington Real Estate Investment Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                       6110 Executive Boulevard, Suite 800
                            Rockville, Maryland 20852

                                                                  March 18, 2002

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders of Washington Real Estate Investment Trust to be held on Tuesday, May 21, 2002. The formal Notice of the meeting and a Proxy Statement describing the proposals to be voted upon are enclosed.

   Please read the Proxy Statement, then complete, sign and return your proxy card in the enclosed envelope. Note that you may vote via telephone or the Internet should you prefer. To do so, just follow the instructions on the enclosed card.

   Regardless of the number of shares you own, your vote is important.

   Best Regards,

   /s/ Edmund B. Cronin, Jr.
   Edmund B. Cronin, Jr.
   Chairman of the Board

                     WASHINGTON REAL ESTATE INVESTMENT TRUST

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   The Annual Meeting of the Shareholders (the "Annual Meeting") of the Washington Real Estate Investment Trust (the "Trust" or "WRIT") will be held at the Hyatt Regency Hotel, One Bethesda Metro Center, Bethesda, Maryland on Tuesday, May 21, 2002 at 11:00 a.m., for the following purposes:

   1. To elect two Trustees;

   2. To transact such other business as may properly come before the meeting.

   The Trustees have fixed the close of business on March 14, 2002 as the record date for shares entitled to notice of and to vote at the Annual Meeting.

   The Annual Report of the Trust, Proxy Statement and a Proxy Card are enclosed with this Notice.

   You are requested, whether or not you plan to be present at the Annual Meeting, to sign and promptly return the Proxy Card in the enclosed business reply envelope. Alternatively, you may vote by telephone or the Internet, if you prefer. To do so, you should follow the instructions on the enclosed Proxy Card. Parking at the Annual Meeting will be validated. Please bring your parking card in to the Annual Meeting for validation.

Sincerely,


/s/ Laura M. Franklin
Laura M. Franklin
Corporate Secretary

March 18, 2002

                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                       6110 Executive Boulevard, Suite 800
                           Rockville, Maryland 20852

                                 PROXY STATEMENT

     This Proxy Statement is furnished by the Trust's Board of Trustees (the "Board") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on May 21, 2002 and at any and all adjournments thereof. Mailing of this Proxy Statement will commence on or about March 18, 2002 to shareholders of record as of March 14, 2002. All proxies will be voted in accordance with the instructions contained therein, and if no instructions are specified, the proxies will be voted in accordance with the recommendations of the Board. Therefore, if no instructions are specified, the proxies will be voted FOR the election of the two Trustee nominees listed. Abstentions and broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast. A Proxy on the enclosed form may be revoked by the shareholder at any time prior to its exercise at the Annual Meeting by submitting, to the Secretary of the Trust, a duly executed Proxy bearing a later date or by attending the Annual Meeting and orally withdrawing the Proxy.

     The voting securities of the Trust consist of shares of beneficial interest, $0.01 par value ("Shares"), of which 38,881,186 Shares were issued and outstanding at the close of business on March 14, 2002. The Trust has no other class of voting security. Each Share outstanding on March 14, 2002 will be entitled to one vote. Shareholders do not have cumulative voting rights.

                      THE BOARD OF TRUSTEES AND MANAGEMENT

The Board of Trustees

     The Board consists of seven Trustees divided into two classes of two Trustees each and one class of three Trustees. The terms of the Trustees continue until the Annual Meetings to be held in 2002, 2003 and 2004, respectively, and until their respective successors are elected. At each Annual Meeting, two or three Trustees are elected, subject to the limitations described below, for a term of three years to succeed those Trustees whose terms expire at such Annual Meeting. The Trust's By-Laws provide that no Trustee shall be nominated as a Trustee after such person's 72nd birthday.

     The Board held nine meetings in 2001. During 2001, each incumbent Trustee attended more than 75% of the total number of Board and committee meetings he or she was eligible to attend.

     The Nominating Committee held one meeting in 2001. The nominating committee makes recommendations to the Board for nominations of Trustees. The Committee will consider recommendations received from shareholders for nominations for Trustees to be elected at the 2003 Annual Meeting. Such recommendations must be submitted in writing before December 21, 2002 accompanied by a written statement setting forth the reasons the Trust would benefit from the election of such nominee. Committee members are Messrs. Cronin, Derrick, Osnos and Ms. Williams.

     The Audit Committee met nine times in 2001. The Audit Committee assists the Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the responsibilities of the Trust's management and the independent accountant with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee's duties and responsibilities see the Audit Committee Report on page 10 of this Proxy Statement. Committee members are Messrs. Derrick, Kendall, McDaniel, Osnos and Nason.

     The Compensation Committee met twice during 2001. The Committee is responsible for making recommendations to the Board with respect to compensation decisions. Committee members are Messrs. Kendall, McDaniel, Nason and Ms. Williams. See "Report on Executive Compensation" below.

     The six non-officer Trustees of the Trust receive an annual retainer of $18,000 plus a $1,000 per meeting fee for attending Board and committee meetings. In addition, each non-officer Trustee receives an annual grant of 2,000 Share options and 400 unrestricted Shares. The Trust has approved a non-qualified deferred compensation plan for the Trustees. The plan will allow the

Trustees to defer a percentage of his or her cash compensation. Compensation deferred will be credited with interest equal to the Trust's current cost of funds. Upon the expiration of a Trustee's term, the compensation plus interest can be paid in either a lump sum or in installments at the discretion of the Trustee. Upon death, the beneficiary will receive a lump sum pay out. The plan is unfunded and payments are to be made from general assets of the Trust.

     During 2001, the Trust utilized the legal services of the law firm of Arent Fox Kintner Plotkin & Kahn PLLC, of which Trustee David M. Osnos is a senior member. The amount of fees paid to Arent Fox did not exceed 5% of that firm's 2001 gross revenues.

     The following table sets forth the names and certain biographical information concerning each of the current Trustees.

                                                                                             SERVED AS                TERM
NAME                                      PRINCIPAL OCCUPATION                             TRUSTEE SINCE     AGE      EXPIRES
----                                      --------------------                             -------------     ---      -------
Edmund B. Cronin, Jr.        Chairman, President and Chief Executive Officer, WRIT              1994          65        2004
John P. McDaniel             Chief Executive Officer, MedStar Health                            1998          59        2004
David M. Osnos               Senior member, Arent Fox Kintner Plotkin &                         1987          70        2004
                              Kahn, PLLC
Clifford M. Kendall          Director, Affiliated Computer Services, Inc.                       1999          70        2002
Susan J. Williams            Chief Executive Officer, Williams Aron & Associates                1999          61        2002
John M. Derrick, Jr.         Chairman and Chief Executive Officer, Potomac Electric Power       1997          62        2003
                                Company
Charles T. Nason             Chairman and Chief Executive Officer of Acacia Life                2000          56        2003
                             Insurance Company

     Mr. Edmund B. Cronin, Jr. is Chairman, President and CEO of the Trust. Prior to joining the Trust in 1994, Mr. Cronin, was President and CEO of H.G. Smithy Company and its subsidiaries from 1976 to 1994, providing a full range of corporate and institutional real estate services. Mr. Cronin is also a director of the Potomac Electric Power Company (PEPCO), John J. Kirlin Companies (mechanical contractors), Federal City Council, Economic Club of Washington and Vice Chairman of the Board of Georgetown University Hospital.

     Mr. John P. McDaniel serves as Chief Executive Officer of MedStar Health, a multi-institutional, not-for-profit healthcare organization serving Washington D.C., Maryland, Virginia and the mid-Atlantic region since its inception in 1982. Mr. McDaniel also serves on the Board of Directors of LifelinkMD. Mr. McDaniel is a past Chairman of the Greater Washington Board of Trade, a member of the Executive Committee of the Federal City Council, a member of the Board of Directors of Thrivent Financial for Lutherans, the Maryland State Racing Commission, and the Board of the Greater Baltimore Committee, a Fellow of the American College of Healthcare Executives, Trustee of Georgetown University and a member of the Economic Club of Washington.

     Mr. David M. Osnos has been an attorney with Arent Fox Kintner Plotkin & Kahn, PLLC (legal counsel to the Trust) since 1956. His principal areas of practice include real estate, tax, securities, corporate, estate planning and sports law. He is a director or trustee of numerous organizations including EastGroup Properties (real estate investment trust), VSE Corporation (engineering) and Washington Wizards Basketball Club.

     Mr. Clifford M. Kendall is a director of Affiliated Computer Services, Inc.
(ACS), VSE Corporation and is Chairman of the Board of On-Site Sourcing, Inc. Before the merger with ACS, Mr. Kendall served as Chairman and CEO of Computer Data Systems, Inc. from 1971 to 1991 and as Chairman from 1991 to 1997. Mr. Kendall was a past Chairman of the Board and Executive Committee for the High Technology Council of Maryland. He is a director of the Montgomery County Community Foundation and The Lighthouse. Mr. Kendall also serves on the Board of Trustees of George Washington University and is a member of the Board of Regents for the University System of Maryland. He is past Chairman of the Greater Washington Board of Trade and has served as Chairman of the Montgomery/Prince Georges County CEO Roundtable.

     Ms. Susan J. Williams is Chief Executive Officer of Williams Aron & Associates. Ms. Williams was Founding Partner and served as President of Bracy Williams & Company, government and public affairs consultants from 1982 to 2001. Ms. Williams' career includes public service most recently as Assistant Secretary of Transportation. She also played a founding role in Project Head Start. Ms. Williams is a past Chair of The Greater Washington Board of Trade. She serves on the Board of Directors of the Henry L. Stimson Center, the American Institute for Public Service, the Historical Society of Washington, D.C., the National Aquarium in Baltimore, and the D.C. Agenda Project. She is also a member of the Board that is preparing the Washington-Baltimore region's bid to host the 2012 Olympic Games, the Economic Club of Washington, the Federal City Council, Leadership Washington and the Advisory Board for George Mason University.

     Mr. John M. Derrick Jr. is Chairman and CEO of Potomac Electric Power Company (PEPCO). He joined PEPCO in 1961 and served as President/CEO from 1997 until his election to his present position in 1999. From 1992 until 1997, he served as President/COO. Mr. Derrick is a member of the Institute of Electrical and Electronic Engineers, the National Society of Professional Engineers, the Washington Society of Engineers and the Edison Electric Institute. He is Chairman of the United States Energy Association, a director with the United States Chamber of Commerce, a trustee of the Federal City Council and Chairman of the Greater Washington Initiative. He is past Chairman of the Maryland Chamber of Commerce and the Greater Washington Board of Trade.

     Mr. Charles T. Nason currently serves as Chairman and Chief Executive Officer of Acacia Life Insurance Company (Acacia), as well as the Acacia Federal Savings Bank, the Calvert Group, LTD, and the Advisors Group, all fully owned Acacia subsidiaries. The Acacia Group is a Washington D.C. based financial services organization with assets under management in excess of $10.0 billion. Mr. Nason assumed the role of President and CEO of Acacia June 1, 1988 and was elected Chairman of the Board of Directors July 1, 1989. Mr. Nason was elected Chairman of the Board of Directors of the Insurance Marketplace Standards Association for 2002. Mr. Nason is a member of The Greater Washington Boys and Girls Clubs, The Greater Washington Research Center, The Greater Washington Board of Trade, The Federal City Council and is a member of The Economic Club of Washington. In addition, he is past Chairman of the Greater Washington Board of Trade, a past Director of The American Council of Life Insurance and past Trustee of Washington and Jefferson College.

     The following table contains information regarding other executive officers of the Trust. Such officers are elected annually by the Board and serve at the Board's discretion.

NAME                      AGE     POSITION
----                      ---     --------
George F. McKenzie         46     Senior Vice President, Real Estate
Brian J. Fitzgerald        40     Managing Director, Leasing
Laura M. Franklin          41     Managing Director, Accounting, Administration
                                  and Corporate Secretary
Sara L. Grootwassink       34     Managing Director, Finance and Capital Markets
Kenneth C. Reed            49     Managing Director, Property Management
Thomas L. Regnell          45     Managing Director, Acquisition

     Mr. George F. McKenzie joined the Trust in September 1996 and was elected Senior Vice President, Real Estate in December 1997. From 1985 to 1996, Mr. McKenzie served with the Prudential Realty Group, a subsidiary of Prudential Insurance Company of America, most recently as Vice President, Investment & Sales. Prior assignments included real estate finance originations and asset management in the Mid-Atlantic region.

     Mr. Brian J. Fitzgerald joined the Trust in January 1996 as Vice President, Leasing. In 2001, Mr. Fitzgerald was named Managing Director, Leasing. From 1984 to 1993, Mr. Fitzgerald served as a commercial leasing broker with Smithy Braedon Company. In 1993, he became a Vice President of H. G. Smithy Company, with responsibilities for managing all agency leasing activities. From the date of the merger of H. G. Smithy Commercial Management Group with Cushman & Wakefield of Washington, D.C., Inc. in June 1994 until joining the Trust, Mr. Fitzgerald managed institutional agency leasing activities at Cushman & Wakefield, Inc. of Washington, D.C.


     Ms. Laura M. Franklin, CPA, joined the Trust in August 1993 as Assistant Vice President, Finance. In 1995 she was named Vice President, Chief Accounting Officer and Corporate Secretary to the Trust. In 2001, Ms. Franklin was named Managing Director, Accounting, Administration and Corporate Secretary. From 1984 to 1993, Ms. Franklin served with the public accounting firm of Reznick, Fedder and Silverman, P.C. specializing in audit and tax services for real estate clients.

     Ms. Sara L. Grootwassink, CPA, CFA joined the Trust in December 2001 as Managing Director, Finance and Capital Markets. From 1999 through 2001 Ms. Grootwasink served as Vice President, Finance and Investor Relations at Corporate Office Properties Trust and from 1998 through 1999 as Equity Analyst at Johnston, Lemon & Co. Previously, Ms. Grootwassink served as Vice President Commercial Real Estate at Riggs Bank, N.A. from 1996 through 1998.

     Mr. Kenneth C. Reed joined the Trust as Vice President, Property Management in June 1995. In 2001, Mr. Reed was named Managing Director, Property Management. Mr. Reed served as President of CSN Management Corp. from 1988 to 1998. CSN managed WRIT's properties until its assets were purchased by WRIT in 1998.

     Mr. Thomas L. Regnell joined the Trust as Vice President, Acquisitions in January 1995. In 2001, Mr. Regnell was named Managing Director, Acquisitions. From 1992 through 1994, Mr. Regnell served as an Investment (Acquisitions) Officer with Federal Realty Investment Trust. Previously, Mr. Regnell was a Vice President with Spaulding & Slye Company, a real estate development, brokerage and management company.

     There are no family relationships between any Trustee and/or executive officer.

Ownership of Shares by Trustees and Executive Officers

     The following table sets forth certain information concerning all Shares beneficially owned as of March 14, 2002 by each Trustee, by the nominees for Trustee, by each of the "Named Officers" (as defined in "Executive Compensation" below) and by all Trustees and Executive Officers as a group. Unless otherwise indicated, the voting and investment powers for the Shares listed are held solely by the named holder and/or the holder's spouse.

                                                                                   PERCENTAGE
        NAME                                                  SHARES OWNED(1)       OF TOTAL
        ----                                                  ---------------       --------
        Edmund B. Cronin, Jr                                      265,199             0.68%
        John M. Derrick, Jr                                        11,000             0.03%
        Larry E. Finger                                            81,705             0.21%
        Brian J. Fitzgerald                                       100,131             0.26%
        Clifford M. Kendall                                        15,000             0.04%
        John P. McDaniel                                           13,240             0.03%
        George F. McKenzie                                        177,843             0.46%
        Charles T. Nason                                           12,639             0.03%
        David M. Osnos                                             12,500             0.03%
        Kenneth C. Reed                                           122,539             0.32%
        Thomas L. Regnell                                          48,508             0.12%
        Susan J. Williams                                           7,200             0.02%

        All Trustees and Executive Officers as a group
        (14 persons)                                              917,092             2.36%

(1)  Includes Shares subject to options exercisable within 60 days, as follows:
     Mr. Cronin, 186,035; Mr. Derrick, 4,000; Mr. Fitzgerald, 83,174; Mr. Kendall, 2,000; Mr. McDaniel, 8,000; Mr. McKenzie; 157,644; Mr. Nason, 4,000; Mr. Osnos, 8,000; Mr. Reed, 79,026; Mr. Regnell, 28,205; Ms.
     Williams, 6,000; and all Trustees and Executive Officers as a group, 593,061.

Ownership of Shares by Certain Beneficial Owners

     The Trust, based upon a Schedule 13G dated February 14, 2002 filed with the Securities and Exchange Commission, believes that the following person currently beneficially owns more than five percent of the outstanding Shares.

                                                                   PERCENTAGE
        NAME                                SHARES OWNED            OF TOTAL
        ----                                ------------            --------
        T. Rowe Price Associates, Inc.      2,180,600 (1)             5.60%
        100 E. Pratt Street
        Baltimore, Maryland 21202

(1) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The Summary Compensation Table shows the compensation awarded, earned or paid during the past three years to the Trust's Chief Executive Officer, each of the Trust's four other most highly compensated executive officers (the "Named Officers") whose compensation exceeded $100,000 for the period(s) indicated and an additional executive who would have met these requirements but ended employment during the year.

                           SUMMARY COMPENSATION TABLE

ANNUAL CASH                                            COMPENSATION           LONG-TERM COMPENSATION
                                                       ------------           ----------------------
                                                                               SHARES        OPTIONS        OTHER
NAME AND PRINCIPAL POSITION                YEAR      SALARY     BONUS        GRANTED (1)   GRANTED (2)  COMPENSATION(3)
---------------------------                ----      ------     -----        -----------   -----------  ---------------
Edmund B. Cronin, Jr., Trustee,            2001     $427,500   $278,144         2,526        72,830        $ 11,100
  President and Chief Executive            2000     $415,000   $431,507         9,133       100,000        $  8,100
  Officer                                  1999     $405,000   $337,500         4,492       100,000        $  4,800

Larry E. Finger, Senior Vice               2001     $201,321   $161,551             -             -        $225,125
  President and Chief                      2000     $241,000   $250,586         7,135        55,953        $107,607
  Financial Officer       (4)              1999     $235,000   $195,837         2,027        99,206        $  4,800

Brian J. Fitzgerald, Managing              2001     $114,300   $185,328           331        21,494        $ 41,263
  Director, Leasing                        2000     $104,940   $135,653         2,583        24,951        $ 41,202
                                           1999     $ 97,000   $136,690           369        40,652        $  7,710

George F. McKenzie, Senior Vice            2001     $248,300   $161,551         1,141        32,901        $ 83,633
  President, Real Estate                   2000     $225,000   $233,949         6,205        52,283        $ 86,155
                                           1999     $200,000   $166,670         1,726        84,431        $  4,800

Thomas L. Regnell, Managing                2001     $184,600  $120,106            303        19,656        $ 46,208
  Director, Acquisitions                   2000     $169,600   $176,346         3,352        31,641        $ 48,896
                                           1999     $156,000   $130,003           481        52,290        $  4,680

Kenneth C. Reed, Managing                  2001     $167,300   $108,850           275        17,814        $ 70,042
  Director, Property Management            2000     $153,700   $159,813         3,031        28,675        $ 74,918
                                           1999     $141,000   $117,502           434        47,831        $  4,230

(1) Represents Share grants awarded on December 17, 2001, December 15, 2000 and December 17, 1999 in accordance with the Incentive Compensation Plan approved by the Trustees in 1997. Share grants vest 20% per year on the anniversary of the grant date.

(2) All options reflected in the table were granted under the Washington Real Estate Investment Trust 1991 Stock Option Plan, as amended (the "Stock Option Plan") and the 2001 Stock Option Plan ("New Stock Option Plan") in accordance with the Incentive Compensation Plan approved by the Trustees in 1997. Options granted under the Stock Option Plan and the New Stock Option Plan vest 50% per year on the anniversary of the grant date.

(3) Represents amounts contributed on the officers' behalf by the Trust to its 401(k) plan, Split Dollar Life Insurance Plan and auto allowance. The dollar value of the benefit of premiums paid for split dollar life insurance policies projected on an actuarial basis are $91,124 for Mr. Finger, $67,733 for Mr. McKenzie, $36,308 for Mr. Regnell, $60,142 for Mr. Reed and $31,363 for Mr. Fitzgerald.

(4) Mr. Finger resigned from the Trust on October 15, 2001. As a part of his separation he was a paid a severance equal to six months salary at his pay rate on October 15, 2001. All of his restricted stock vested as of the date of resignation, however, all non-vested options as of this date were forfeited. The amount of such severance is included in "Other Compensation" per the above table.

Options Grant Table

     The following table shows the specified information with respect to options granted to the Named Officers in 2001.

                            2001 OPTION GRANTS TABLE

                             NUMBER OF        PERCENTAGE                                         POTENTIAL REALIZABLE VALUE
                              SHARES           OF TOTAL                                          AT ASSUMED ANNUAL RATES OF
                            UNDERLYING          OPTIONS                                           SHARE PRICE APPRECIATION
                              OPTIONS         GRANTED TO        EXERCISE        EXPIRATION       (FULL 10-YEAR OPTION TERM)
NAME                         GRANTED (1)      EMPLOYEES           PRICE            DATE          --------------------------
-----                       -----------       ---------           -----            ----               5%              10%
Edmund B. Cronin, Jr..        72,830             32.3%          $24.845          12/17/2011      $1,137,961      $2,883,815
Larry E. Finger                    0                0%          $24.845          12/17/2011      $        -      $        -
Brian J. Fitzgerald           21,494              9.5%          $24.845          12/17/2011      $  335,841      $  851,088
George F. McKenzie            32,901             14.6%          $24.845          12/17/2011      $  514,074      $1,302,765
Thomas L. Regnell             19,656              8.7%          $24.845          12/17/2011      $  307,123      $  778,309
Kenneth C. Reed               17,814              7.9%          $24.845          12/17/2011      $  278,342      $  705,373

(1) Options become exercisable 50% after one year and 100% after two years. 68,805 of Mr. Cronin's options, 17,469 of Mr. Fitzgerald's options, 28,876 of Mr. McKenzie's options, 15,631 of Mr. Regnell's options and 13,789 of Mr. Reed's options were granted as non-qualified stock options. See "Report on Executive Compensation."

     The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the rules of the Securities and Exchange Commission ("SEC") and therefore are not intended to forecast possible future appreciation in the price of the Shares, which would benefit all shareholders. For example, in order for the Named Officers to realize the potential values set forth in the 5% and 10% columns in the table above, the price per Share of the Shares would have to be approximately $40.47 and $64.44, respectively, as of the expiration date of the option. Actual gains, if any, on option exercises and Share holdings are dependent on the future performance of the Shares and overall stock market conditions.



Aggregated Option Exercises and Option Value Table

     The following table shows information concerning the exercise of options during 2001 by each of the Named Officers and the year-end value of unexercised options.



         AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES


                                                                   NUMBER OF                     VALUE OF UNEXERCISED IN
                                                              UNEXERCISED OPTIONS                THE MONEY OPTIONS AT
                                                              AT DECEMBER 31, 2001                  DECEMBER 31,2001
                                                              --------------------                  ----------------

                             SHARES
                            ACQUIRED          VALUE
NAME                       ON EXERCISE       REALIZED      EXERCISABLE    UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
----                       -----------       --------      -----------    -------------       -----------     -------------
Edmund B. Cronin, Jr..       187,461        $1,498,649        186,035        122,830           $1,539,918        $180,577
Larry E. Finger              147,048        $1,133,987         31,148              -           $  324,594               -
Brian J. Fitzgerald            5,955        $   49,031         96,630         33,970           $  794,228        $ 45,205
George F. McKenzie            11,131        $   91,899        161,095         59,020           $1,339,470        $ 94,009
Thomas L. Regnell             78,130        $  582,690         57,800         35,477           $  472,685        $ 56,984
Kenneth C. Reed               55,399        $  499,201         79,026         32,152           $  611,212        $ 51,642




Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Board determined executive compensation for 2002. The Compensation Committee, composed of Messrs. Kendall, McDaniel, Nason and Ms. Williams, was responsible for making recommendations to the Board with respect to 2002 compensation decisions.

                        REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Principles

     The Trust's Executive Compensation Program is based on guiding principles designed to align executive compensation and management incentives with Trust values and objectives, business strategy and business financial performance. In applying these principles, the Compensation Committee, based upon the recommendations contained in the 1997 Board of Trustees and Executive Compensation Review prepared by an independent consultant, has established a program designed to:

Attract and retain key executives critical to the long-term success of the Trust.

Reward executives for long-term strategic management and the enhancement of shareholder value.

Support a performance-oriented environment that rewards performance based upon exceeding Trust operating performance goals.

Executive Compensation Program

     For 2001, the Board, upon recommendation of the Compensation Committee, adopted an Incentive Compensation Plan (the "Plan") based upon the recommendations contained in the 1997 Board of Trustees and Executive Compensation Review prepared by an independent consultant to align executive compensation with Shareholder interests through salaries, cash bonuses, Share grants and option grants tied to pre-set objective performance goals.

     Under the Plan, salaries for the Trust's executive officers were set based upon (i) a review of the compensation paid to similarly situated executive officers employed by companies comprising the Morgan Stanley REIT Index; and
(ii) a subjective evaluation of each executive officer's performance throughout the year. See "Executive Compensation -- Performance Graph" for additional discussion regarding the Morgan Stanley REIT Index.

     Cash bonuses would be paid only if the Trust's Funds From Operations ("FFO") per share grew by at least 5%. If this minimum threshold was achieved, a bonus pool would be created as follows: 10% of the first 7% of the growth in FFO per share times the average shares outstanding for the year, plus 20% of the growth in FFO per share in excess of 7% times the average shares outstanding for the year, would go into the bonus pool. Executive officers of the Trust and selected senior and middle management share the bonus pool pro-rata based on their salaries.

     Long-term incentives are provided through the New Stock Option Plan and Share Grant Plan. Managing Directors receive option grants with a value equal to 22.5% (36% for the Chief Executive Officer and 28% for the Senior Vice Presidents) of their annual salary plus annual bonus ("Cash Compensation"). The option value is based upon a Black Scholes model calculation. This value is divided into 22.5% of the individual's Cash Compensation (36% for the Chief Executive Officer and 28% for the Senior Vice Presidents), and the resulting number is the number of Shares subject to the grant of an option for such year. Notwithstanding the forgoing, the number of Share options which may be granted to any individual is limited to 100,000 in any one year. Certain members of middle management are also eligible to receive Share Options under the Stock Option Plan. Executive officers are also eligible to receive Share grants through the Share Grant Plan. Under the Share Grant Plan, Managing Directors receive an award of Shares with a market value of 2.5% of the individual's Cash Compensation (9% for the Chief Executive Officer and 7% for Senior Vice Presidents) at the date of the award. Shares granted under the Share Grant Plan vest 20% per year over five years and are restricted from transfer for five years from the date of grant.

     In 2000 the Trust approved a split dollar life insurance plan for senior officers other than the Chief Executive Officer. The purpose of the plan is to provide these officers with financial security in exchange for a career commitment. It is intended that the Trust will recover its costs from the life insurance policies at death prior to retirement, termination prior to retirement, or retirement at age 65. It is intended that the executive can use the cash values of the policy in excess of the Trust's interest. The Trust has a security interest in the cash value and death benefit of each policy to the extent of the sum of premium payments made by the Trust.

     The Trust has approved a non-qualified deferred compensation plan for the Chief Executive Officer. The plan will allow Mr. Cronin to defer a percentage of his annual cash compensation (salary and bonus). Compensation deferred will be credited with interest equal to the Trust's current cost of funds. As an incentive, if Mr. Cronin should remain employed by the Trust until age 70, his deferred compensation will be credited with an additional 2.5%. In the event of Mr. Cronin's death or retirement prior to age 70, the compensation plus interest can be paid in either a lump sum or in installments at the discretion of the plan participant. The plan is unfunded and payments are to be made from general assets of the Trust.

     The Board believes that compensation paid to the Trust's executive officers is comparable to that paid by the companies comprising the Morgan Stanley REIT Index.

Chief Executive Officer Compensation

     Mr. Cronin's 2001 compensation consisted of his salary, bonus, Share Grants and options based upon the Executive Compensation Program described above. Mr. Cronin's salary was recommended by the Compensation Committee based upon (i) a review of the compensation paid to chief executive officers employed by companies comprising the Morgan Stanley REIT Index and (ii) a subjective evaluation of Mr. Cronin's performance throughout the year. As described above under the Plan, specific performance goals were not established for Mr. Cronin during 2001 as relates to salary but were established for bonus and related Share Grant and Share Option purposes. In general, the Morgan Stanley REIT Index comparison and the subjective evaluation were weighted equally by the Board when making the decision to set Mr. Cronin's 2001 salary at $427,500. The Board believes that compensation paid to Mr. Cronin is comparable to compensation paid to the chief executive officers of the companies comprising the Morgan Stanley REIT Index.

OTHER MATTERS

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a publicly held company such as the Trust will not be allowed a federal income tax deduction for compensation paid to the chief executive officer or one of the other four most highly compensated officers (other than the chief executive officer) to the extent that compensation (including certain stock-based compensation) paid to such officer exceeds $1 million in any fiscal year, unless such compensation satisfies certain exceptions set forth in the Code. The Board intends to evaluate elements of compensation in light of Section 162(m), but may enter into arrangements that do not satisfy such exceptions to
Section 162(m), as the Board determines to be appropriate.

THE COMPENSATION COMMITTEE
John P. McDaniel, Compensation Committee Chairman
Clifford M. Kendall , Compensation Committee Member
Charles T. Nason, Compensation Committee Member
Susan J. Williams, Compensation Committee Member

Performance Graph

Set forth below is a graph comparing the cumulative total shareholder return on the Shares with the cumulative total return of companies making up the Standard & Poor's 500 Stock Index and The Morgan Stanley REIT Index. The Morgan Stanley REIT Index is a total-return index comprised of 115 of the most actively traded real estate investment trusts.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

[LINE GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS:]

                                        1996   1997   1998   1999   2000   2001
                                        ----   ----   ----   ----   ----   ----
WRIT .................................. $100   $102   $121   $104   $175   $195
Morgan Stanley REIT Index ............. $100   $119   $ 99   $ 94   $119   $135
S&P ................................... $100   $133   $171   $208   $189   $166

                             AUDIT COMMITTEE REPORT

     The Board maintains an Audit Committee comprised of five of the Trust's outside Trustees. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies Section 303 of the New York Stock Exchange's (NYSE) listed company manual. In appointing Mr. Osnos to the Audit Committee, the Board considered his relationship with the Trust's legal counsel and determined in its business judgment that the relationship does not interfere with his exercise of independent judgment. The Audit Committee held nine meetings during 2001.

     The Board has adopted a written Charter of the Audit Committee. The Audit Committee oversees the Trust's financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee discussed with the Trust's independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Trust's internal controls and the overall quality of the Trust's financial reporting.

     The Audit Committee reviewed with the independent auditors, Arthur Andersen LLP, their judgments as to the quality, and not just the acceptability, of the Trust's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Trust including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1, "Independence Discussions with Audit Committees."

     In February 2002, the Audit Committee met with Andersen's senior managers about the current and potential future impact of Enron events and its implications for WRIT. After in depth discussions, the Audit Committee recommends the retention of Arthur Andersen as WRIT's independent auditors unless there is a new definitive reason to sever this business relationship. However, management of the Trust is currently working on contingency planning in the event Arthur Andersen is unable to meet WRIT's business needs.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Trust's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, and the Board has approved, the selection of Arthur Andersen LLP as the Trust's independent auditors.

THE AUDIT COMMITTEE
Clifford M. Kendall, Audit Committee Chairman
John M. Derrick, Jr., Audit Committee Member
John P. McDaniel, Audit Committee Member
Charles T. Nason, Audit Committee Member
David M. Osnos, Audit Committee Member

Principle Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Trust for the year ended December 31, 2001 by the Trust's principal accounting firm, Arthur Andersen, LLP. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Audit Fees                                  $173,500
Financial Information Systems
    Design and Implementation Fees                -0-
All Other Fees                               185,113 (a)
                                            --------

                                            $358,613

(a) Includes fees for tax services, SEC filings, and other non-audit services.

                                   PROPOSAL 1:
                              ELECTION OF TRUSTEES

     Mr. Clifford M. Kendall and Ms. Susan J. Williams stand for election as Trustees at the Annual Meeting, to serve for three years. It is intended that the proxies given to the persons named in the accompanying Proxy (unless otherwise indicated on such Proxy) will be voted for the election of Mr. Clifford M. Kendall and Ms. Susan J. Williams who currently serve as Trustees.

     If a nominee becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy will have discretionary authority to vote pursuant to the Proxy for a substitute nominee nominated by the Board. The election of Trustees requires the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting either in person or by proxy.

           THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF MR. CLIFFORD M. KENDALL AND MS. SUSAN J. WILLIAMS

                                  OTHER MATTERS

Independent Public Accountants

     The firm of Arthur Andersen LLP served as the Trust's independent public accountants for 2001. The Board has appointed Arthur Andersen LLP as the Trust's independent public accountants for 2002. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting, will be provided with an opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from the shareholders.

Securities Reporting Requirements

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Trustees and certain officers to file reports of changes in stock ownership with the SEC and with the New York Stock Exchange, with copies to the Trust. Based solely on a review of such copies, the Trust believes that all such filing requirements have been met for the year ended December 31, 2001.

Expenses and Administration

     The cost of this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, some of the officers and regular employees of the Trust may solicit proxies by telephone or facsimile, will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Shares held of record by such persons and may also verify the accuracy of marked proxies by contacting record and beneficial owners of Shares. The Trust will reimburse such persons for expenses incurred in forwarding such soliciting material.

2003 Annual Meeting

     Shareholders may present proposals to be considered for inclusion in the Proxy Statement relating to the 2003 Annual Meeting, provided they are received by the Trust no later than December 21, 2002 and are in compliance with applicable laws and SEC regulations.

/s/ Laura M. Franklin

Laura M. Franklin
CORPORATE SECRETARY

March 18, 2002

FRONT OF PROXY CARD

                                 FOR           WITHHELD
1. Election of two Trustees                    Nominees (for the terms
                                               stated in the  Proxy  Statement):

For, Except vote withheld from the following
Nominee:                                       Mr. Clifford M. Kendall
                                               Mrs. Susan J. Williams

2. Such other matters as may come before the meeting. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINATED TRUSTEES. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED.

PLEASE vote at once. It is important. Please mark your choice in black ink.

SIGNATURE _________________ DATE _________      SIGNATURE_________________
DATE______________________

NOTE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON.
     When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If shares are held in the name of more than one person, all named holders must sign the proxy.

                               REAR OF PROXY CARD:

                        WASHINGTON REAL ESTATE INVESTMENT TRUST

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder of Washington Real Estate Investment Trust appoint Sara L. Grootwassink and Laura M. Franklin with full power of substitution, as proxy to vote all shares of the undersigned in Washington Real Estate Investment Trust at the Annual Meeting of Shareholders to be held on May 21, 2002, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting upon the following matters:


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)